                            SCHEDULE 14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION
                   14(A) OF THE SECURITIES EXCHANGE ACT OF
                              1934, AS AMENDED
                           (AMENDMENT NO. ______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

   * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         (2)     Form, Schedule or Registration Statement No.:

         (3)     Filing Party:

         (4)     Date Filed:

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                          903 NORTH BOWSER, SUITE 140
                            RICHARDSON, TEXAS  75081

                          ===========================


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          ===========================


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), will be held at The Westin Hotel -- Galleria, The Johnson Room, Second Floor, 13340 Dallas Parkway, Dallas, Texas 75240, on May 2, 1996, at 10:00 a.m. (local time) for the following purposes:

         1. to elect seven directors of the Company to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified;

         2. to approve certain amendments to the Company's 1994 Employee Stock Option Plan to, among other things, increase the number of shares of common stock subject to issuance thereunder from 950,000 shares to 1,950,000 shares;

         3. to ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending December 31, 1996; and

         4. to transact such other business as may properly come before the Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 1, 1996, are entitled to notice of and to vote at the Meeting.

                                           By Order of the Board of Directors,





                                           /s/ JOHN R. BAILEY

                                           JOHN R. BAILEY
                                           Senior Vice President -- Finance,
                                           Chief Financial Officer,
                                           Treasurer and Secretary

Richardson, Texas
April 10, 1996

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                          903 NORTH BOWSER, SUITE 140
                            RICHARDSON, TEXAS  75081

                          ============================

                                PROXY STATEMENT

                          ============================

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 1996

         This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") of Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), to be held on May 2, 1996, at 10:00 a.m. (local time), at The Westin Hotel -- Galleria, The Johnson Room, Second Floor, 13340 Dallas Parkway, Dallas, Texas 75240, and any adjournments thereof.

                            SOLICITATION OF PROXIES

         All shares represented by duly executed proxies in the form enclosed herewith received by the Company prior to the Meeting will be voted as instructed at the Meeting. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominees and there are also boxes to vote for or against or to abstain from voting on the other matters presented to the stockholders. IF NO INSTRUCTIONS ARE GIVEN, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE FOR THE SEVEN NOMINEES NAMED HEREIN AS DIRECTORS OF THE COMPANY, FOR THE AMENDMENTS TO THE HEARTLAND WIRELESS COMMUNICATIONS, INC. 1994 EMPLOYEE STOCK OPTION PLAN (THE "EMPLOYEE OPTION PLAN") TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE ("COMMON STOCK"), SUBJECT TO ISSUANCE UNDER THE EMPLOYEE OPTION PLAN FROM 950,000 SHARES TO 1,950,000 SHARES AND FOR RATIFICATION OF THE SELECTION OF THE AUDITORS NAMED HEREIN. The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy (each of whom is an officer and employee of the Company) intend to vote thereon in accordance with their judgment. The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1995 (the "Annual Report"), including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

         Any stockholder may revoke a previously executed proxy at any time prior to its exercise by (i) delivering a later-dated proxy, (ii) giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted or (iii) voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person. If a stockholder does not intend to attend the Meeting, any proxy or notice should be returned to the Company for receipt by the Company not later than the close of business on Wednesday, May 1, 1996. Revocation will not affect a vote on any matters taken prior to the receipt of such revocations. Mere attendance at the Meeting will not of itself revoke the proxy.

         This Proxy Statement, the accompanying form of proxy and the Company's Annual Report containing financial statements for the fiscal year ended December 31, 1995 were first mailed to stockholders on or about April 10, 1996. The mailing address of the Company's principal executive offices is 903 North Bowser, Suite 140, Richardson, Texas 75081.

                   RECORD DATE, OUTSTANDING VOTING SECURITIES
                               AND VOTES REQUIRED

         The Company's Common Stock is the only outstanding class of voting securities of the Company. The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the Meeting is the close of business on April 1, 1996 (the "Record Date"). As of the Record Date, 19,358,021 shares of Common Stock were outstanding. Each holder of Common Stock on the Record Date is entitled to cast one vote per share at the Meeting. The Common Stock does not have cumulative voting rights.

         Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders on the Record Date of a plurality of the shares of Common Stock outstanding, represented in person or by proxy at the meeting, is necessary for the election of directors of the Company. The affirmative vote of the holders on the Record Date of a majority of the shares of Common Stock outstanding, represented in person or by proxy at the Meeting, is required for approval of the amendments to the Company's Employee Option Plan and for ratification of the selection of KPMG Peat Marwick LLP as auditors for the Company.

         Abstentions and broker nonvotes, if any, are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions and broker nonvotes do not have any effect on the election of directors. With respect to the other matter(s) presented herein, abstentions are counted essentially as votes "against" in tabulations of the votes cast on proposals presented to stockholders, whereas broker nonvotes, if any, are not counted for purposes of determining whether a proposal has been approved.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of Common Stock with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock,
(ii) each of the Company's directors, (iii) the Named Executive Officers as such term is defined in "Executive Compensation and Related Information" and
(iv) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address for each stockholder is c/o the Company, 903 North Bowser, Suite 140, Richardson, Texas 75081.

                                                     BENEFICIAL OWNERSHIP
                                                  --------------------------
                                                   SHARES OF
                                                  COMMON STOCK   PERCENT (2)
                                                  ------------   -----------
Hunt Capital Group, L.L.C. (1) .  . . . . . . .      4,000,000         20.7%
L. Allen Wheeler  . . . . . . . . . . . . . . .      2,019,628         10.4%
David E. Webb . . . . . . . . . . . . . . . . .      1,900,425          9.8%
Jupiter Partners L.P. (3) . . . . . . . . . . .      2,935,084         13.2%
Charterhouse Group International, Inc. (4)           1,519,809          7.8%
J. R. Holland, Jr. (5)  . . . . . . . . . . . .             --           --
Alvin H. Lane, Jr. (6)  . . . . . . . . . . . .          2,000           *
Dennis M. O'Rourke (7)  . . . . . . . . . . . .          2,000           --
John A. Sprague (8) . . . . . . . . . . . . . .             --           --
Wes W. Watkins (9)  . . . . . . . . . . . . . .          7,526           *
John R. Bailey (10) . . . . . . . . . . . . . .         79,200           *
Randy R. Hendrix (11) . . . . . . . . . . . . .        118,400           *
Thomas W. Dixon (12)  . . . . . . . . . . . . .         77,300           *
Robert R. Story (13)  . . . . . . . . . . . . .          9,567           *

All officers and directors as a group (12
   persons) (5)(6)(7)(8)(9)(10)(11)(12)(13)(14)      4,220,197         21.8%

________________

*    Less than 1%.

(1)    Address is 1962 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas
       75201.
(2) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(3) Address is 30 Rockefeller Plaza, Suite 4525, New York, New York 10112. Jupiter Partners L.P. ("Jupiter") is the holder of $40.0 million gross proceeds of the Company's 9% Convertible Subordinated Discount Notes due 2004 (the "Convertible Notes"). Each Convertible Note is convertible into the number of shares of Common Stock computed by dividing (i) the principal amount of the Convertible Note (after taking into account accretion in value) by (ii) the conversion price then in effect. As of April 3, 1996 the principal amount of the Convertible Note was $45,024,190 and the conversion price was $15.34 per share.
(4)    Address is 535 Madison Avenue, New York, New York 10222.
(5) Address is 1962 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201. Mr. Holland is the sole director, Manager and President of Hunt Capital. Hunt Capital is owned by trusts, of which Mr. Holland serves as a trustee. Mr. Holland disclaims beneficial ownership of the shares of Common Stock owned by Hunt Capital.
(6) Includes 2,000 options granted to Mr. Lane under the Non-Employee Directors Plan, which are presently exercisable. Does not include options granted to Mr. Lane under the Non-Employee Directors Plan, that are not presently exercisable.
(7) Includes 1,000 options granted to Mr. O'Rourke under the Non-Employee Directors Plan, which are presently exercisable. Does not include options granted to Mr. O'Rourke under the Non-Employee Directors Plan, that are not presently exercisable.
(8) Mr. Sprague is indirectly a controlling general partner of Jupiter. Accordingly, Mr. Sprague may be deemed to be a beneficial owner of the shares issuable to Jupiter on conversion of the Convertible Notes. Mr. Sprague shares voting and investment power as to shares issuable to Jupiter on conversion of the Convertible Notes with Terry J. Blumer. Mr. Sprague disclaims beneficial ownership of such shares. Does not include options granted to Mr. Sprague under the Non-Employee Directors Plan, that are not presently exercisable.
(9) Includes 2,000 options granted to Mr. Watkins under the Non-Employee Directors Plan, which are presently exercisable. Does not include options granted to Mr. Watkins under the Non-Employee Directors Plan, that are not presently exercisable.
(10) Includes 76,000 shares issuable upon the exercise of presently exercisable options. Excludes 144,000 shares issuable upon the exercise of options that are not presently exercisable.
(11) Includes 118,400 shares issuable upon the exercise of presently exercisable options. Excludes 81,600 shares issuable upon the exercise of options that are not presently exercisable.
(12) Mr. Dixon resigned on February 23, 1996. Includes 76,000 shares issuable upon the exercise of presently exercisable options. Excludes 54,000 shares issuable upon the exercise of options not presently exercisable.
(13) Excludes 150,000 shares issuable upon the exercise of options that are not presently exercisable.
(14) Includes 151 shares owned by David D. Hagey and 4,000 shares issuable upon the exercise of presently exercisable options issued to Mr. Hagey for a total of 279,400 shares issuable upon the exercise of presently exercisable options held by officers and directors. Excludes shares issuable upon the exercise of options issued to Mr. Hagey that are not presently exercisable.


                                ITEM 1 ON PROXY
                             ELECTION OF DIRECTORS

       At the Meeting, seven persons will be elected to serve as directors until the Company's next Annual Meeting of Stockholders and until their successors have been duly elected and qualified as provided in the Company's Restated Certificate of Incorporation and Restated By-laws.

       The following persons have consented to be nominated and, if elected, to serve as directors of the Company. All the nominees are presently members of the Company's Board of Directors. Information about each nominee for director is set forth below.

       J. R. Holland, Jr., 52, began advising the Company as a consultant in October 1992 and became Chairman of the Board of Directors in October 1993.
Mr. Holland is a member of the Compensation Committee of the Board of Directors. Mr. Holland has been employed as President and Chief Executive Officer of Unity Hunt Resources, Inc. since September 1991. Unity Hunt Resources, Inc. is a large international, private holding company with interests in entertainment, cable television, retail, investments, real estate, natural resources and energy businesses. Mr. Holland is also the President and Chief Executive Officer of Hunt Capital Group L.L.C. ("Hunt Capital"), the Company's largest single stockholder. See "Security Ownership of Certain Beneficial Owners, Directors and Management." From November 1988 to September 1991, Mr. Holland was Chairman of the Board and Chief Executive Officer of Nedinco, Inc., a large diversified, international holding company. Prior to that, Mr. Holland was President and a director of KSA Industries, Inc., a private, diversified company involved in entertainment, retail, transportation and energy businesses, and President and a director of Western Services International, Inc., a company involved in energy services, equipment and chemicals. Mr. Holland began his career with Booz-Allen & Hamilton, Inc., a major management consulting firm. In addition, Mr. Holland is currently a director of Placid Refining Company, Optical Securities Group, Inc., Wireless One, Inc. and CS Wireless Systems, Inc.

       L. Allen Wheeler, 63, co-founder of the Company, has served as a director of the Company since its formation in September 1990 as Vice Chairman of the Board of Directors since February 26, 1996. Mr. Wheeler is a member of the Audit Committee of the Board of Directors. Mr. Wheeler has owned and managed diversified investments through Allen Wheeler Management, Inc., a personal holding company, for over 20 years. Mr. Wheeler's investments have emphasized the media/communications industries. Mr. Wheeler has been a shareholder, director and officer of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony. Mr. Wheeler is currently Chairman and Chief Executive Officer of Green Country Radio, Inc., which owns and operates one AM and one FM radio station and a television station.

       David E. Webb, 49, co-founder of the Company, has been President and Chief Executive Officer and a director of the Company since its formation in September 1990. During 1989 and 1990, Mr. Webb began acquiring rights to wireless cable channels. From 1979 to January 1989, Mr. Webb was a shareholder, director and manager of Durant Cablevision, Inc. and its predecessor, a traditional hard-wire cable system company. Mr. Webb has been a shareholder and director of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony. In addition, Mr. Webb is currently a director of Wireless One, Inc. and CS Wireless Systems, Inc.

       Alvin H. Lane, Jr., 53, became a director of the Company in January 1994. Mr. Lane is a member of the Audit Committee of the Board of Directors. In 1983, Mr. Lane founded, and since then has been the President of, Lane and Associates, a management consulting firm. Since October 1993, Mr. Lane has been the President of AHL Finance Company, L.L.C. From 1972 to 1983, Mr. Lane was the Chief Financial Officer and Secretary of the Dr Pepper Company. Mr. Lane is also Chairman of the Board of Love Bottling Company, a soft drink bottling franchise.

       Dennis M. O'Rourke, 53, became a director of the Company in January 1994. Mr. O'Rourke is a member of the Compensation Committee of the Board of Directors. In 1985, Mr. O'Rourke founded, and since then has been the Chairman of the Board and Chief Executive Officer of, O'Rourke Companies Inc., a human resources consulting firm. Prior to that, Mr. O'Rourke was employed in various capacities by Boise Cascade Corporation, American Hospital Supply Corporation and General Motors Corporation.

       John A. Sprague, 43, became a director of the Company in January 1995. Mr. Sprague is a member of the Compensation Committee of the Board of Directors. Since March 1994, Mr. Sprague has been the managing partner of Jupiter Partners L.P., an investment firm. See "Security Ownership of Certain Beneficial Owners, Directors and Management." From January 1993 until February 1994, Mr. Sprague was an independent investor. Prior to that, Mr. Sprague served as a General Partner of Forstmann Little & Co., an investment firm. Mr. Sprague is also a director of Insignia Financial Group, Inc.

       Wes W. Watkins, 57, became a director of the Company in January 1994. Mr. Watkins is a member of the Audit Committee of the Board of Directors and has been instrumental in the Company's development of its Stillwater, Oklahoma wireless cable television system. Since January 1991, Mr. Watkins has been the President of World Export Services, Inc., a company that invests in telecommunications, real estate and oil production. Mr. Watkins is also the Secretary and Representative for international trade for the State of Oklahoma. From January 1991 until December 1993, Mr. Watkins was the President of Global Communications, Inc., a wireless cable and satellite telecommunications consulting corporation. Prior to that, Mr. Watkins served for 14 years as a member of the House of Representatives of the United States Congress from the State of Oklahoma, serving on the Banking, Finance and Urban Affairs Committee and the House Appropriations Committee.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS.

              MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF
               THE BOARD OF DIRECTORS; COMPENSATION OF DIRECTORS

       During the fiscal year ended December 31, 1995, the Board of Directors met 11 times. The Company's Compensation Committee, currently comprised of Messrs. Holland, O'Rourke and Sprague, which met three times in 1995, makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's Employee Stock Option Plan. The Audit Committee, comprised of Messrs. Lane, Watkins and Wheeler, which met two times in 1995, oversees the activities of the Company's independent auditors and internal accounting controls. The Board of Directors does not have a standing nominating committee or any committee performing a similar function. Each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees of which he was a member held during 1995 while he was in office. The average attendance of all directors at Board meetings and all meetings of committees was 100%.

       Non-employee directors receive an annual fee of $5,000 and a meeting fee of $500 per meeting attended, plus reimbursement of out-of-pocket expenses, for their services as directors of the Company. In addition, each non-employee director of the Company is entitled to receive stock options under the Company's Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") for his services as a director. See "Executive Compensation and Related Information -- Stock Option Plans -- Stock Option Plan for Non-Employee Directors." Directors who are also employees do not receive any additional compensation for their services as directors.

                               EXECUTIVE OFFICERS

          The following table sets forth the executive officers of the Company. See "Election of Directors" for a description of the business experience of Messrs. Holland, Wheeler and Webb.

         NAME               AGE                       POSITION
- -------------------------  -----   --------------------------------------------------
J. R. Holland, Jr.  . . .   52     Chairman of the Board

L. Allen Wheeler .  . . .   63     Vice Chairman of the Board

David E. Webb . . . . . .   49     President, Chief Executive Officer and Director

John R. Bailey  . . . . .   43     Senior Vice President -- Finance, Chief Financial
                                   Officer, Treasurer and Secretary

Randy R. Hendrix  . . . .   36     Senior Vice President -- Marketing

Robert R. Story . . . . .   40     Senior Vice President -- Operations

David D. Hagey  . . . . .   35     Vice President, Controller and Assistant Secretary


        John R. Bailey began advising the Company as a financial consultant in July 1992 and joined the Company in September 1993 as Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary. Mr. Bailey was named Senior Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary in August 1994. From 1988 to September 1993, Mr. Bailey was the founder and Managing Director of Berkshire Partners, Inc., a private investment bank focusing upon private placements and mergers and acquisitions for communications clients. From February 1991 to February 1992, Mr. Bailey was a Senior Vice President and Chief Financial Officer of Comstock Resources, Inc., an energy company. From October 1989 to February 1991 and from 1980 to September 1985, Mr. Bailey was employed by Eppler, Guerin & Turner, Inc., an investment bank, as Vice President -- Corporate Finance. Prior to 1988, Mr. Bailey was employed by Bear, Stearns & Co. as an Associate Director and Kidder, Peabody & Co. Incorporated as a Vice President in Corporate Finance. Mr. Bailey is the Acting Chief Financial Officer of CS Wireless Systems, Inc. and will continue in that capacity until CS Wireless Systems, Inc. names a full-time Chief Financial Officer. Mr. Bailey is also a Director of CS Wireless Systems, Inc.

        Randy R. Hendrix began advising the Company as a marketing consultant in January 1991 and joined the Company as Vice President -- Marketing in September 1993. Mr. Hendrix was named Senior Vice President -- Marketing in August 1994. From 1986 to January 1991, Mr. Hendrix was employed as a Registered Representative for the Equitable Life Assurance Society. Prior to that, Mr. Hendrix served as Marketing Director -- Franchise Development for Curtis Mathis Corporation, a manufacturer and retailer of electronic appliances.

        Robert R. Story has been an adviser to the Company since its formation on construction, installations and related technical matters. Mr. Story also assisted the Company with numerous strategic acquisitions. Previously, Mr. Story was President of United States Wireless Cable, Inc., an Austin, Texas based wireless cable operator. In connection with the Company's purchase of the Lubbock operating system in May 1995, Mr. Story was named Senior

Vice President - Operations. Mr. Story is responsible for the development of all residential receive sites, special application installations and the training of the Company personnel for these installations. Mr. Story has been a shareholder and officer of Clear-Vue TV, Inc., Durant Cablevision, Inc. and Green Country Radio, Inc.

        David D. Hagey joined the Company in June 1994 as Vice President, Controller and Assistant Secretary. Prior to joining the Company, Mr. Hagey was employed by KPMG Peat Marwick LLP for 11 years, most recently as Senior Manager.

        Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The Company has no employment agreements with any of its executive officers. There are no family relationships between members of the Board of Directors or any executive officers of the Company.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

        The following table sets forth a summary of the compensation of the Company's Chief Executive Officer and each other executive officer of the Company who earned in excess of $100,000 in annual salary and bonus during the Company's fiscal year ended December 31, 1995 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the Company's fiscal years ended December 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                          ANNUAL COMPENSATION                AWARDS
                                                ---------------------------------------   ------------
                                                                                           SECURITIES
                                                                           OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                   SALARY       BONUS      COMPENSATION   OPTIONS/SARS  COMPENSATION
  NAME AND PRINCIPAL POSITION (1)     YEAR          ($)          ($)         ($) (2)          (#)            ($)
- ---------------------------------     ----      ------------     ------    ------------   ------------  ------------
David E. Webb . . . . . . . . . .     1995      $120,000          $  --       $ 6,088             --    $ 65,878 (3)
President and Chief Executive         1994       120,000             --         7,306             --      13,228 (3)
Officer                               1993        60,750 (4)         --            --             --       2,250 (3)

John R. Bailey  . . . . . . . . .     1995        90,000         45,000         7,800         60,000         --
Senior Vice President -- Finance,     1994        90,000             --         4,200        100,000         --
Chief Financial Officer,              1993        94,850 (4)         --            --             --         --
Treasurer and Secretary

Randy R. Hendrix  . . . . . . . .     1995        90,000         45,000         5,568         24,000         --
Senior Vice President --              1994        90,000             --         6,668        130,000         --
Marketing                             1993        59,782 (4)         --            --             --         --

Thomas W. Dixon   . . . . . . . .     1995        90,000         45,000         7,200         80,000         --
Senior Vice President --              1994        81,000             --         4,200         50,000         --
Operations                            1993        30,000 (4)         --            --             --         --

Robert R. Story   . . . . . . . .     1995        60,000 (5)         --            --         65,000         --
Senior Vice President --
Operations

____________________
(1) Mr. Wheeler, Vice Chairman of the Board of Directors, became an employee of the Company effective March 1, 1996 at an annual salary of $120,000. Mr. Wheeler did not receive any compensation from the Company, other than rental income paid by the Company for its operating and marketing offices and warehouse space, during the years ended December 31, 1995, 1994 and 1993. See "Certain Transactions and Relationships."
(2)  Other annual compensation is comprised of car allowances.
(3) Rental income paid by the Company for its operating and marketing offices and warehouse space. See "Certain Transactions and Relationships."
(4)  Paid by the Company in the form of consulting fees.
(5)  Includes $37,500 paid by the Company in the form of consulting fees.

        The following table sets forth, for the fiscal year ended December 31, 1995, the number of individual grants of stock options made during such fiscal year to each of the Named Executive Officers. All options granted during the last fiscal year were granted pursuant to the Employee Option Plan at an exercise price equal to the fair market value on the date of grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                   AT ASSUMED ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                       FOR OPTION TERM (1)
                           -----------------------------------------------------   --------------------------
                             NUMBER OF
                            SECURITIES     PERCENT OF
                            UNDERLYING       TOTAL
                             OPTIONS/     OPTIONS/SARS    EXERCISE
                               SARS        GRANTED TO     OR BASE
                              GRANTED     EMPLOYEES IN     PRICE      EXPIRATION        5%             10%
           NAME                 (#)       FISCAL YEAR      ($/SH)        DATE          ($)             ($)
 -----------------------   -----------    ------------    --------   -----------   ---------       ----------
 David E. Webb (2) . . .        --            --             --           --            --               --
 John R. Bailey  . . . .   60,000 (3)          16.2%        $14.25    2/16/2002     $348,071         $811,153
 Randy R. Hendrix  . . .   24,000 (3)           6.5%        $14.25    2/16/2002     $139,228         $324,461
 Thomas W. Dixon . . . .   60,000 (3)          16.2%        $14.25    2/16/2002     $348,071         $811,153
                           20,000 (4)           5.4%       $22.125    8/15/2002     $180,042         $419,807
 Robert R. Story   . . .   65,000 (4)          17.5%       $22.125    8/15/2002     $585,461       $1,364,374

_____________________
(1) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the seven-year option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission (the "SEC") and do not reflect the Company's estimate of future stock price appreciation.
(2) Pursuant to the terms of the Employee Option Plan, Mr. Webb is not eligible to receive stock option grants thereunder.
(3) Non-qualified options granted at an exercise price equal to fair market value on the date of grant are 40% vested and will continue to vest at a rate of 20% per year, subject to acceleration upon the death of the optionee or termination of the optionee following a Change of Control (as defined in the option agreements), and have a term of seven years.
(4) Non-qualified options granted at an exercise price equal to fair market value on the date of grant vest at a rate of 20% per year, subject to acceleration upon the death of the optionee or termination of the optionee following a Change of Control (as defined in the option agreements), and have a term of seven years.

        The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1995, by each of the Named Executive Officers and the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                            SHARES                                UNDERLYING               IN-THE-MONEY
                           ACQUIRED                            OPTIONS/SARS AT            OPTIONS/SARS AT
                              ON              VALUE            FISCAL YEAR-END            FISCAL YEAR-END
                           EXERCISE          REALIZED                (#)                        ($)
         NAME                (#)               ($)        EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
 -------------------       --------          --------     ------------------------- -------------------------
 David E. Webb . . .          --                --                    --                        --
 John R. Bailey  . .        40,000           $680,000           44,000/76,000           $757,000/$1,328,000
 Randy R. Hendrix  .          --                --              87,600/66,400          $1,650,300/$1,224,200
 Thomas W. Dixon . .          --                --              54,000/76,000           $949,500/$1,095,500
 Robert R. Story              --                --                 0/65,000                 $0/$495,625

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's Employee Option Plan.

General Compensation Philosophy

        The Company's compensation philosophy is to link executive pay to Company performance and to provide an incentive to manage the Company with a principal view of enhancing stockholder value. Generally, the Company's executive compensation program makes a very significant portion of each executive's pay contingent upon growth and improvement in the Company's results of operations, with the potential for exceptional reward for truly exceptional performance.

        Compensation criteria are evaluated annually to ensure that they are appropriate and consistent with the business objectives which are important in meeting the Company's operating and strategic goals and in enhancing stockholder value. The Company's policies and programs are intended to (i) provide rewards contingent upon Company and individual performance, (ii) link executive compensation to sustainable increases in and the preservation of stockholder value, (iii) encourage the retention of a strong management team and (iv) encourage personal and professional development and growth.

Executive Officer Compensation

        Total cash compensation for executive officers is comprised of base salary and cash bonuses. Base salaries for executive officers were set at their current levels to reflect the Company's present and anticipated growth rate and cash bonuses are awarded to executive officers for exceptional performance. The Company has made, and will continue to make, aggressive use of stock options as an element of its compensation philosophy. Because certain executive officers of the Company were instrumental in the growth and expansion of the Company, both internally and through acquisitions, we believe that cash bonuses and stock options awarded to such individuals during 1995 were justified and in the best interests of the Company and its stockholders and will serve to retain such executive officers upon whom the Company is dependent for its continued success.

Chief Executive Officer Compensation

        The salary and bonus payments for the Chief Executive Officer are determined by the Compensation Committee. Mr. Webb is a founder of the Company and an owner of 1,900,425 shares of Common Stock, or approximately 9.8% of the outstanding Common Stock. He is not eligible to receive stock options under the terms of either of the Company's stock option plans. Mr. Webb's base pay was set at the time of the Company's initial public offering in April 1994. Given Mr. Webb's significant ownership of Common Stock and in the interest of the Company's continued growth, Mr. Webb was not paid a cash bonus during 1995 and Mr. Webb asked that his base salary for the 1996 fiscal year remain at the same level as for 1995.


                                                            J. R. Holland, Jr.
                                                            Dennis M. O'Rourke
                                                            John A. Sprague

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors is comprised on Messrs. Holland, O' Rourke and Sprague. Mr. Holland is an executive officer of the Company and an affiliate of Hunt Capital, a principal stockholder of the Company. Mr. Sprague is indirectly a controlling general partner of Jupiter, the holder of $40.0 million gross proceeds of the Company's Convertible Notes.

        The Company's founders, Mr. Webb, President, Chief Executive Officer and Director, and Mr. Wheeler, Vice Chairman of the Board of Directors, began acquiring licenses, leases and options to wireless cable channels in 1989, both individually and through various controlled entities. In September 1990, Messrs. Webb and Wheeler formed Wireless Communications, Inc., an Oklahoma corporation ("WCI"), and contributed to it certain assets in exchange for capital stock of WCI. In September 1993, WCI issued a $988,000 10% promissory note due September 14, 1994 (the "Hunt Note") to Unity Hunt, Inc. ("Unity Hunt"), an affiliate of Hunt Capital, pursuant to a loan agreement that provided for a one-year term loan in the principal amount of $988,000, to bear interest at the rate of 10% per annum, which was secured by substantially all of the assets of WCI. In October 1993, Hunt Capital purchased the Hunt Note from Unity Hunt in connection with an internal restructuring that included the dissolution of Unity Hunt. Hunt Capital purchased the Hunt Note for $996,390 (representing the outstanding principal balance plus accrued and unpaid interest through the date of transfer).

        The Company was incorporated in Delaware in October 1993 to succeed to the wireless cable businesses previously conducted by Messrs. Webb and Wheeler, directly and indirectly through various controlled entities, including WCI. Messrs. Webb and Wheeler contributed all capital stock of entities engaged in the wireless cable businesses owned by them to the Company and Hunt Capital contributed the Hunt Note, including accrued interest, and approximately $2,000,000 in cash to the Company. In exchange therefor, Messrs. Webb and Wheeler were each issued 2,000,000 shares of Common Stock by the Company and Hunt Capital was issued 4,000,000 shares.

        Pursuant to an interim loan agreement dated March 27, 1995 (the "Loan Agreement"), Hunt Capital and Mr. Wheeler agreed to loan the Company up to an aggregate of $4.0 million ($2.0 million each) and Jupiter agreed to loan to the Company, or to guarantee a bank loan to the Company in the amount of, $2.0 million. Borrowings under the Loan Agreement could be used solely for working capital. Borrowings under the Loan Agreement bore interest at 11% per annum. All accrued interest on, and the principal amount of, all borrowings under the Loan Agreement would have been due and payable in full on June 30, 1995, subject to prepayment upon the receipt by the Company of cash proceeds from any financing, refinancing or sale of assets. Amounts borrowed and repaid under the Loan Agreement could not be reborrowed. Borrowings under the Loan Agreement were secured by the capital stock and assets of the Company's subsidiaries operating the Lindsay and Shaw Systems. The Company borrowed $2.0 million under the Loan Agreement, funded $1.0 million each by Hunt Capital and Mr. Wheeler. The Company used a portion of the net proceeds from the private placement of 100,000 units (the "Units") to repay all amounts owed under the Loan Agreement.

        Pursuant to a Chemical Bank loan arrangement (the "Chemical Bank Loan"), Chemical Bank agreed to loan the Company up to an aggregate of $2.0 million. Borrowings under the Chemical Bank Loan bore interest at the prime rate plus 1% per annum. All accrued interest on, and the principal amount of, all borrowings under the Chemical Bank Loan would have been due and payable on demand, but in any event not later than June 30, 1995. The Company paid Chemical Bank a facility fee of $5,000. Amounts borrowed and repaid under the Chemical Bank Loan could not be reborrowed. Borrowings under the Chemical Bank Loan were guaranteed by Jupiter and Mr. Sprague. The Company borrowed $1.0 million under the Chemical Bank Loan. The Company used a portion of the net proceeds of the sale of the Units to repay all amounts owed under the Chemical Bank Loan.

        Unity Hunt Resources, Inc., an affiliate of Hunt Capital of which Mr. Holland is President, received management fees during 1995 totaling $120,000 for services provided to the Company by Mr. Holland. The Company anticipates that it will pay management fees totaling $120,000 during 1996 for services provided to the Company by Mr. Holland.

        During the year ended December 31, 1995, the Company paid $57,385 to O'Rourke Companies, Inc., an affiliate of Mr. O'Rourke, for management consulting services provided to the Company.

        Mr. Holland and Mr. Webb, both of which are executive officers of the Company, serve on the Board of Directors of Wireless One, Inc. and CS Wireless Systems, Inc. Mr. Holland also serves on the Compensation Committee of the Board of Directors of Wireless One, Inc.

PERFORMANCE GRAPH

        The following performance graph compares the cumulative total stockholder returns for the Company's Common Stock, the Nasdaq National Market Index and the Nasdaq Telecommunications Stocks Index.


             COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HEARTLAND
          WIRELESS COMMUNICATIONS, INC., NASDAQ NATIONAL MARKET INDEX
                  AND NASDAQ TELECOMMUNICATIONS STOCKS INDEX*



                                   [CHART]


* Assumes $100 invested on April 29, 1994 (the Company's Common Stock commenced public trading on April 22, 1994, and April 29, 1994 represents the first month-end date that the Company's Common Stock was publicly traded), in the Company's Common Stock, the Nasdaq National Market Index and the Nasdaq Telecommunications Stocks Index, with reinvestment of all dividends. Total stockholder returns for prior periods are not necessarily an indication of future performance.

NONCOMPETITION AGREEMENTS

        The Company has entered into noncompetition agreements with Messrs. Holland, Wheeler, Webb, Bailey, Hendrix and Dixon. The noncompetition agreements provide that none of such persons will engage in competitive activities during the term of their service with the Company and for a period of one year thereafter. The Company waived any breach of Mr. Dixon's noncompetition agreement associated with him joining CS Wireless Systems, Inc. as its Senior Vice President - Operations.

STOCK OPTION PLANS

        Employee Stock Option Plan.   The Company adopted, effective upon
consummation of the Company's initial public offering, the Employee Option Plan, which provides for the grant to officers and employees of both "incentive stock options" within the meaning of Section 422 of the Code and stock options that are non-qualified for Federal income tax purposes. As of March 1, 1996, there were four executive officers and approximately 1,040 employees eligible to receive options under the Employee Option Plan. The total number of shares of Common Stock for which options may currently be granted pursuant to the Employee Option Plan is 950,000. Item 2 of this Proxy Statement is a proposal to increase the number of shares available for grant under the Employee Option Plan from 950,000 shares to 1,950,000 shares. The Employee Option Plan will terminate on April 21, 2004. The Compensation Committee determines which of the Company's officers and employees receive options, the time when options are granted, whether the options are incentive stock options or non-qualified stock options, the terms of such options, the exercise date of any options and the number of shares subject to options. Members of the Compensation Committee are not eligible to receive options under the Employee Option Plan. Mr. Webb is not eligible to receive options under the Employee Option Plan. Directors who are also employees (other than Mr. Webb) are eligible to receive options under the Employee Option Plan. Non-employee directors are not eligible to receive options under the Employee Option Plan. Mr. Wheeler is not anticipated to receive options under the Employee Option Plan.

        The exercise price of incentive stock options granted under the Employee Option Plan may not be less than 100% of the fair market value of the Common Stock at the time of grant and the term of any option may not exceed 10 years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term of such option may not exceed five years.

        The exercise price of a non-qualified stock option is determined by the Compensation Committee on the date the option is granted. However, the exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the Common Stock at the time of grant.

        Options granted under the Employee Option Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee only during employment. Options granted under the Employee Option Plan typically vest over a five-year period, although certain options granted to certain employees (including Messrs. Bailey, Dixon and Hendrix) are 40% vested upon grant and vest an additional 20% per year over a three-year period. Upon the death of an optionee or the termination of the optionee following a Change of Control (as defined in the option agreements), the vesting of an option accelerates. Options granted under the Employee Option Plan expire after seven years, unless terminated earlier.

        The Company has granted options to purchase an aggregate of 772,000 shares of Common Stock to 18 employees, including 160,000, 154,000, 65,000 and 20,000 shares, respectively, to each of Messrs. Bailey, Hendrix, Story and Hagey, at a weighted average exercise price per share equal to $13.52. Additionally, the Company has granted options to purchase an aggregate of 410,500 shares of Common Stock subject to stockholder approval of the Employee Option Plan Amendments (as defined herein and discussed in Item 2 of this Proxy Statement), including 100,000, 46,000, 85,000 and 10,000 shares respectively to each of Messrs. Bailey, Hendrix, Story and Hagey at an exercise price per share of $25.50. If Proposal No. 2 under this Proxy Statement is not approved, these grants will terminate. Options to purchase 130,000 shares of Common Stock have been canceled.

        Stock Option Plan for Non-Employee Directors.   The Company adopted,
also effective upon consummation of the Company's initial public offering, the Non-Employee Directors Plan. The purpose of the Non-Employee Directors Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of Common Stock. A total of 50,000 shares of Common Stock may be issued through the exercise of options granted pursuant to the Non-Employee Directors Plan. No option may be granted under the Non-Employee Directors Plan after April 21, 2004.

        The Non-Employee Directors Plan is administered by the Board of Directors. Subject to the terms of the Non- Employee Directors Plan, the Board of Directors has the sole authority to determine questions arising under, and to adopt rules for the administration of, the Non-Employee Directors Plan. The Non-Employee Directors Plan may be terminated at any time by the Board of Directors, but such action will not affect options previously granted pursuant thereto.

        Directors of the Company who are not, and who have not been during the immediately preceding 12-month period, employees of the Company or any subsidiary of the Company (each, a "Non-Employee Director") are automatically participants in the Non-Employee Directors Plan. There are currently four directors, Messrs. Lane, O'Rourke, Sprague and Watkins, who are eligible to receive options under the Non-Employee Directors Plan. More than one option may be granted to any one person and be outstanding at any time.

        Each Non-Employee Director who was in office on the consummation of the initial public offering (Messrs. Lane, O'Rourke and Watkins) was, upon such consummation, automatically granted an option to acquire 4,000 shares of Common Stock at an exercise price per share equal to $10.50. Each Non-Employee Director who is in office on November 15 of any year (commencing with November 15, 1995) will, on the immediately succeeding January 1, automatically be granted an option to acquire 2,000 shares of Common Stock. The price of shares that may be purchased upon exercise of an option is the fair market value of the Common Stock on the date of grant, as evidenced by the average of the high and low sales prices of Common Stock on such date as reported on the Nasdaq National Market. The price of shares that may be purchased upon exercise of an option granted upon the consummation of the initial public offering is $10.50. Options granted pursuant to the Non-Employee Directors Plan, except as discussed below, are exercisable in installments of 25% upon each anniversary of the date of grant. The term of each option, except as discussed below, is for a period not exceeding seven years from the date of grant. Options may not be assigned or transferred except by will or by operation of the laws of descent and distribution.

        In the event of a Change in Control of the Company (as defined below), an option granted to a Non-Employee Director will become fully exercisable if, within one year of such Change in Control, such Non-Employee Director ceases for any reason to be a member of the Board of Directors. A Change in Control will be deemed to have occurred if (a) there is consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (b) the shareholders approve any plan or proposal for the liquidation or dissolution of the Company;
(c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any exercise of an option permitted in the event of a Change of Control must be made within 180 days of the relevant Non-Employee Director's termination as a director of the Company.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

        During the year ended December 31, 1995, the Company paid $52,103 to an accounting firm controlled by Mr. Webb for services rendered to the Company.

        The Company leases an aggregate of approximately 20,513 square feet for its operating and marketing offices and warehouse space in Durant, Oklahoma from affiliates of Messrs. Webb and Wheeler for which the expense amounted to approximately $65,878 for the year ended December 31, 1995.

        During February 1996, the Company entered into a lease agreement with an affiliate of Mr. Story to lease an aggregate of approximately 6,215 square feet for its installation and operating offices in Durant, Oklahoma. The per annum rent for such space is $31,075.

        Effective February 23, 1996, the Company consummated the merger (the "CableMaxx Merger") of Heartland Merger Sub 2, Inc., a wholly owned subsidiary of the Company, with and into CableMaxx, Inc. ("CableMaxx") pursuant to the terms of that Amended and Restated Agreement and Plan of Merger, dated as of September 11, 1995 (the "Merger Agreement"). Consistent with the terms of the Merger Agreement, CableMaxx has therefore become a wholly owned subsidiary of the Company and simultaneously therewith, each issued and outstanding share of CableMaxx common stock was converted into the right to receive .3033 shares of Company Common Stock having an exchange value of approximately $8.50 per share. Mr. Wheeler was the direct or indirect holder of 84,500 shares of CableMaxx common stock at the time of the CableMaxx Merger. Accordingly, these shares were converted into 25,628 shares of Company Common Stock having an aggregate exchange value of approximately $28.03. Mr. Wheeler abstained from participating in, or voting on, the Company's deliberations regarding the Merger Agreement. Messrs. Story and Hagey also held 2,200 and 500 shares of CableMaxx common stock respectively at the time of the CableMaxx Merger.

        Unity Hunt Resources, Inc., an affiliate of Hunt Capital of which Mr. Holland is President, received management fees during 1995 totaling $120,000 for services provided to the Company by Mr. Holland. The Company anticipates that it will pay management fees totaling $120,000 during 1996 for services provided to the Company by Mr. Holland.

        During the year ended December 31, 1995, the Company paid $43,878 to C.M.C., Inc., an entity controlled by Mr. Watkins, for marketing services provided in connection with the Company's installation at Oklahoma State University.

        During the year ended December 31, 1995, the Company paid $57,385 to O'Rourke Companies, Inc., an affiliate of Mr. O'Rourke, for management consulting services provided to the Company.

        In connection with a $1.0 million principal amount loan to United States Wireless Cable, Inc. ("U.S. Wireless") by First National Bank of Durant ("First National"), the Company agreed to purchase such loan upon demand from First National for the aggregate amount of principal and interest thereon plus any other amounts owed to First National by U.S. Wireless. U.S. Wireless is a stockholder of the Company. The loan was paid in full upon the consummation by the Company's acquisition of the Lubbock market. In addition, on December 15, 1994, the Company (i) loaned $2.0 million to U.S. Wireless, which loan was secured by 300,000 shares of the Company's Common Stock owned by U.S. Wireless and all of the rights of U.S. Wireless in and to the Tulsa, Oklahoma wireless cable market, (ii) acquired the rights of U.S. Wireless in the Amarillo, Texas market and (iii) was granted an option to acquire the Tulsa, Oklahoma market. In May 1995, the Company exercised its option on the Tulsa market and closed the acquisition of the Tulsa market. U.S. Wireless and a subsidiary of U.S. Wireless ("USWS") repaid the $2.0 million loan in full upon the consummation of the acquisition of the Tulsa market.

        On May 3, 1995, the Company acquired from Robert R. Story, a former affiliate of USWS and U.S. Wireless and a current officer of the Company, all of the issued and outstanding capital stock of Robert R. Story, Inc., which owned and operated the Lubbock system, for $5.4 million in cash. Immediately prior to the consummation of the acquisition of the Lubbock market, Robert R. Story, Inc. acquired from USWS all of USWS's rights in the Lubbock system. Upon the consummation of the acquisition of the Lubbock market, the $1,000,000 principal amount loan to U.S. Wireless by First National was paid in full.

        Pursuant to an interim loan agreement dated March 27, 1995 (the "Loan Agreement"), Hunt Capital and Mr. Wheeler agreed to loan the Company up to an aggregate of $4.0 million ($2.0 million each) and Jupiter agreed to loan to the Company, or to guarantee a bank loan to the Company in the amount of, $2.0 million. Borrowings under the Loan Agreement could be used solely for working capital. Borrowings under the Loan Agreement bore interest at 11% per annum. All accrued interest on, and the principal amount of, all borrowings under the Loan Agreement would have been due and payable in full on June 30, 1995, subject to prepayment upon the receipt by the Company of cash proceeds from any financing, refinancing or sale of assets. Amounts borrowed and repaid under the Loan Agreement could not be reborrowed. Borrowings under the Loan Agreement were secured by the capital stock and assets of the Company's subsidiaries operating the Lindsay and Shaw Systems. The Company borrowed $2.0 million under the Loan Agreement, funded $1.0 million each by Hunt Capital and Mr. Wheeler. The Company used a portion of the net proceeds from the private placement of 100,000 units (the "Units") to repay all amounts owed under the Loan Agreement.

        Pursuant to a Chemical Bank loan arrangement (the "Chemical Bank Loan"), Chemical Bank agreed to loan the Company up to an aggregate of $2.0 million. Borrowings under the Chemical Bank Loan bore interest at the prime rate plus 1% per annum. All accrued interest on, and the principal amount of, all borrowings under the Chemical Bank Loan would have been due and payable on demand, but in any event not later than June 30, 1995. The Company paid Chemical Bank a facility fee of $5,000. Amounts borrowed and repaid under the Chemical Bank Loan could not be reborrowed. Borrowings under the Chemical Bank Loan were guaranteed by Jupiter and Mr. Sprague. The Company borrowed $1.0 million under the Chemical Bank Loan. The Company used a portion of the net proceeds of the sale of the Units to repay all amounts owed under the Chemical Bank Loan.

        The terms of the transactions described above were determined by the parties thereto, and the Company believes that such transactions involving affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

                               ITEM 2 ON PROXY
  APPROVAL OF CERTAIN AMENDMENTS TO THE COMPANY'S 1994 EMPLOYEE STOCK OPTION
     PLAN INCLUDING THE INCREASE OF SHARES SUBJECT TO ISSUANCE THEREUNDER

OVERVIEW

        On February 26, 1996, the Board of Directors proposed that the Heartland Wireless Communications, Inc. 1994 Employee Stock Option Plan be amended (i) to change the definition of "Subsidiary" in order to permit the issuance of stock options granted under the Employee Option Plan to officers and employees of certain additional entities not currently within the group of entities to which the Company can grant stock options but which are closely affiliated with the Company and (ii) to increase the aggregate number of shares subject to issuance under the Employee Option Plan from 950,000 to 1,950,000 shares (collectively, the "Employee Option Plan Amendments"). The complete text of the Employee Option Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement. Stockholders of the Company are urged to refer to Exhibit A when considering this Proposal No. 2.

        Approval of the Employee Option Plan Amendments by stockholders of the Company is one of the conditions of Rule 16b-3, a rule promulgated by the SEC that provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the acquisition of options and Common Stock under the Employee Option Plan.

        For a description of the principal features of the Employee Option Plan, see "Executive Compensation and Related Information - Stock Option Plans
- - Employee Stock Option Plan." Proceeds from the exercise of options granted under the Employee Option Plan will be used for general corporate purposes.

AMENDMENT TO EXPAND DEFINITION OF SUBSIDIARY

        Currently, only officers and employees of the Company and its majority owned subsidiaries are permitted to participate in the Employee Option Plan. The Board of Directors believes that by restricting the definition of "subsidiaries" to only those in which the Company holds at least 50% of the total combined voting power, the Compensation Committee is precluded from granting stock options to employees of certain entities in which the Company is closely affiliated and upon whose success the Company is at least partially dependent. The Board further recognizes that situations have arisen and may continue to arise where employees may be "transferred" to these affiliated entities for the benefit of such entity, the Company and its stockholders. The Board believes that in these situations it is in the best interest of the Company to permit such employees to retain their existing stock options without interruption.

        The amendment proposed by the Board modifies the definition of "Subsidiary" as used in the Employee Option Plan to refer to any entity, whether corporation, limited liability company, joint venture or partnership in which the members of the Compensation Committee determine, in their reasonable discretion, that, by virtue of the Company's equity or participation interest therein, the Board of Directors of the Company can reasonably be deemed to control the policies and direction of such entity. Management of the Company believes that such an expanded definition will permit the added flexibility to allow the granting of stock options under the Employee Option Plan to employees of closely affiliated entities.

        Thomas W. Dixon resigned as an executive officer of the Company effective February 26, 1996 to join CS Wireless Systems, Inc. as its Senior Vice President - Operations. If the Employee Option Plan Amendments are approved by the stockholders of the Company, the stock options granted to Mr. Dixon exercisable for an aggregate of 130,000 shares of Common Stock will continue without interruption because CS Wireless Systems, Inc. will thereafter meet the definition of a subsidiary under the Employee Option Plan.

        Certain related amendments necessary to ensure that stock options granted after the definition of subsidiary is amended will thereafter comply with the Internal Revenue Code of 1986, as amended (the "Code"), have also been added.

INCREASE IN NUMBER OF SHARES ISSUABLE UNDER EMPLOYEE OPTION PLAN

        As of January 31, 1996, the Company had granted options to purchase 772,000 shares of the 950,000 shares of Common Stock authorized under the Employee Option Plan. Consequently, on February 26, 1996, the Board of Directors of the Company determined that it would be in the best interest of the Company, its stockholders and participants under the Employee Option Plan to, pending stockholder approval, increase the number of shares issuable upon exercise of options granted under the Employee Option Plan by 1,000,000 shares of Common Stock.

        The purpose of the Employee Option Plan is to further the growth and success of the Company by making the Common Stock available for purchase by all officers and employees, and thus permit the Company to attract and retain well-qualified executive, management and other personnel. By amending the Employee Option Plan to provide for the granting of options to purchase an additional 1,000,000 shares of Common Stock, the Company will continue the purposes of the Employee Option Plan. Without such amendment, the Company's ability to utilize stock options as a form of incentive compensation would be substantially limited.

        On February 26, 1996 the Compensation Committee granted options to purchase an additional 410,500 shares of Common Stock to 19 executive officers and employees under the Employee Option Plan, however, each of such option grants were specifically conditioned upon approval of the Employee Option Plan Amendments by the stockholders of the Company at the Meeting. If the Employee Option Plan Amendments are not approved at the

Meeting, the options granted on February 26, 1996 will not vest and no shares of Common Stock will be issuable as a result thereof.

        As of April 1, 1996, there were outstanding options (including contingent options granted February 26, 1996) exercisable for an aggregate of 1,182,500 shares of Common Stock by officers, employees and employee directors of the Company under the Employee Option Plan.

NEW PLAN BENEFITS

        Because the amendments proposed to be made to the Employee Option Plan do not substantively affect the number or dollar value of the benefits to be received by participants thereunder, it is not possible to determine the dollar value or the number of shares that will be received under the Employee Option Plan as so amended. However, please refer to "Executive Compensation and Related Information" for information regarding the total number of stock options granted to the executive officers during fiscal 1995 and the value of all options held by such persons at December 31, 1995. Non- executive officers, as a group, received options exercisable for an aggregate of 132,000 shares of Common Stock during fiscal 1995 under the Employee Option Plan. Each of these grants, including those to executive officers, have exercise prices ranging from $14.25 to $22.13 per share. Outside directors are not eligible to participate in the Employee Option Plan and, therefore, did not receive any options thereunder during fiscal 1995. The number of employee options granted under the Employee Option Plan in 1995 is not necessarily indicative of the number of shares subject to the options to be granted in the future.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following is intended only as a general guide as to certain federal income tax consequences under current law for participation in the Employee Option Plan and does not attempt to describe all potential tax consequences. Furthermore, tax consequences are subject to change and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Accordingly, each participant has been advised to consult his or her own tax advisor with respect to the tax consequences of participating in the Employee Option Plan.

        No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or nonqualified stock options under the Employee Option Plan. Upon exercise of a nonqualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value on the date of exercise of the stock acquired over the exercise price of the option. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. Because a nonqualified stock option cannot be exercised prior to six months from the date of grant, the taxable event arising from exercise of nonqualified stock options by officers of the Company subject to Section 16(b) of the Exchange Act occurs on the date the option is exercised. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period, and the capital gain holding period of the stock for purposes of obtaining long-term capital gain treatment will not begin until the completion of such period.

        Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option ("holding periods"), and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long-term capital gain. Subject to the limitations in the Employee Option Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Company. The Company is not entitled to any tax deduction, except that if the stock is disposed of prior to satisfying the holding periods described above, the gain on the sale of such stock equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition minus the option price will be taxed to the optionee as ordinary income and the Company will be entitled to a deduction in the same amount. Any additional gain or loss recognized by an optionee upon disposition of shares prior to the expiration of the holding periods outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The "spread" between the fair market value of the option stock and the option price upon exercise of an incentive stock option is an item of adjustment used in the computation of the "alternative minimum tax" of the optionee under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of such tax if applicable in the optionee's individual circumstances.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE EMPLOYEE STOCK OPTION PLAN.

                                ITEM 3 ON PROXY
                     RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors of the Company has selected the firm of KPMG Peat Marwick LLP, independent certified public accountants, to serve as auditors for the Company for the fiscal year ending December 31, 1996. KPMG Peat Marwick LLP has served as the Company's auditors since its inception. It is expected that a representative of KPMG Peat Marwick LLP will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve. The vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required to ratify the selection of auditors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS SELECTION.

                                ITEM 4 ON PROXY
                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

        The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, which properly may come before the Meeting. However, if any other matter should be properly presented for consideration and voting at the Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the proxy cards in accordance with their judgement.


             DISCLOSURE PURSUANT TO SECTION 16 OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who are beneficial owners of ten percent or more of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

        Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1995, all filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with except for the following: (i) the filing by Mr. Hendrix for a Form 4, Statement of Changes in Beneficial Ownership of Securities, with respect to his sale of 1,000 shares of Common Stock in February 1995, one day after its due date, (ii) the filing by Mr. Story of a Form 3, Initial Statement of Beneficial Ownership of Securities, with respect to his direct holdings of 8,400 shares of Common Stock, his indirect holdings of 500 shares of Common Stock and his grant of 65,000 stock options under the Employee Option Plan, two months and six days after its due date,

(iii) the filing by Mr. Bailey of a Form 5, Annual Statement of Changes in Beneficial Ownership, with respect to his grant of 60,000 stock options under the Employee Option Plan, one month and five days after its due date, (iv) the filing by Mr. Hendrix of a Form 5, Annual Statement of Changes in Beneficial Ownership, with respect to his grant of 24,000 stock options under the Employee Option Plan, one month and five days after its due date, (v) the filing by Mr. Dixon of a Form 5, Annual Statement of Changes in Beneficial Ownership, with respect to his grant of 80,000 stock options under the Employee Option Plan, one month and five days after its due date, (vi) the filing by Mr. Hagey of a Form 5, Annual Statement of Changes in Beneficial Ownership, with respect to his grant of 10,000 stock options under the Employee Option Plan, one month and five days after its due date and (vii) the filing by Mr. O'Rourke of a Form 5, Annual Statement of Changes in Beneficial Ownership, with respect to his exercise of 1,000 stock options under the Non- Employee Directors Plan, one month and 24 days after its due date.

                             STOCKHOLDER PROPOSALS

        It is presently contemplated that the 1997 Annual Meeting of Stockholders will be held on or about April 30, 1997. Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 13, 1996. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

                           EXPENSES AND SOLICITATION

        The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it.
Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of Common Stock, and the Company will reimburse them for their expenses.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S 1995 ANNUAL REPORT AND FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, FILED WITH THE SEC. ALL SUCH REQUESTS SHOULD BE DIRECTED TO HEARTLAND WIRELESS COMMUNICATIONS, INC., 903 NORTH BOWSER, SUITE 140, RICHARDSON, TEXAS 75081,
ATTENTION: INVESTOR RELATIONS.

                                        By Order of the Board of Directors,





                                        /s/ JOHN R. BAILEY

                                        JOHN R. BAILEY
                                        Senior Vice President -- Finance,
                                        Chief Financial Officer,
                                        Treasurer and Secretary

                                        Richardson, Texas
                                        April 10, 1996

                                                                       EXHIBIT A



                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                        1994 EMPLOYEE STOCK OPTION PLAN


1.      PURPOSE OF THE PLAN.

        The purpose of the HEARTLAND WIRELESS COMMUNICATIONS, INC. 1994 EMPLOYEE STOCK OPTION PLAN (the "Plan") is (i) to further the growth and success of Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by enabling officers and employees of the Company and any of its Subsidiaries to acquire shares of Common Stock, $.001 par value (the "Common Stock"), of the Company, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan may be either "incentive stock options" ("ISOs"), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). For purposes of the Plan, the term "Parent" shall mean "Parent Corporation" as such term is defined in Section 424(e) of the Code and the term "Subsidiary" shall mean any entity, whether corporation, limited liability company, joint venture, or partnership in which the members of the Committee (as hereinafter defined) determine in their reasonable discretion, that, by virtue of the Company's equity or participation interest therein, the Board of Directors of the Company can reasonably be deemed to elect one or more members to the governing body thereof which, in turn, controls the policies and directors of such entity. Unless the context otherwise requires, any ISO or NSO shall hereinafter be referred to as an "Option."

2.      ADMINISTRATION OF THE PLAN.

        a.       STOCK OPTION COMMITTEE.

        So long as the Plan shall be required to comply with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in order to permit transactions pursuant to the Plan by officers and employee directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act, the Plan shall be administered by a committee (the "Committee") consisting of two or more directors appointed to such Committee from time to time by the Board of Directors of the Company (the "Board"), and each member of the Committee, at the effective date of his or her appointment to the Committee, shall be a "disinterested person" within the meaning of Rule 16b-3. The members of the Committee may be removed at any time either with or without cause by the Board. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term "Committee" shall, for all purposes of the Plan other than this Section 2, be deemed to refer to the Board if the Board is administering the Plan.

        b.       PROCEDURES.

        The Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee; provided, however, that if the Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing.

        c.       INTERPRETATION.

        Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5.b.), and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

3.      SHARES OF STOCK SUBJECT TO THE PLAN.

        a.       NUMBER OF SHARES.

        Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 1,950,000 shares. If and to the extent that Options granted under the Plan terminate, expire or are canceled without having been fully exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or canceled Options.

        b.       CHARACTER OF SHARES.

        The shares of Common Stock issuable upon exercise of an Option granted under the Plan shall be (i) authorized but unissued shares of Common Stock,
(ii) shares of Common Stock held in the Company's treasury or (iii) a combination of the foregoing.

        c.       RESERVATION OF SHARES.

        The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.      ELIGIBILITY.

        a.       GENERAL.

        Options may be granted by the Committee under the Plan only to persons who are officers or employees (including directors who are officers or employees) of the Company or any of its Subsidiaries. Options granted under the Plan shall be, in the discretion of the Committee, either ISOs or NSOs. Notwithstanding the foregoing, Options may be conditionally granted to persons who are prospective employees of the Company or any of its Subsidiaries; provided, however, that any such conditional grant of an ISO to a prospective employee shall, by its terms, become effective no earlier than the date on which such person actually becomes an employee.

        b.       EXCEPTIONS.

        Notwithstanding anything contained in Section 4.a. to the contrary:

                 (i) no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries, if any, unless (A) the Option Price (as defined in Section 6.a.) of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant (as determined in accordance with Section 6.b.) of such shares and (B) such ISO, by its terms, is not exercisable after the expiration of five years from the date it is granted;

                 (ii) no Option may be granted to a person (A) who has been appointed pursuant to Section 2.a. to serve on the Committee effective as of a future date at any time during the period from the date such appointment is made to the date such appointment is to become effective or (B) who is serving as a member of the Committee;

                 (iii)    no Option may be granted to David E. Webb; and

                 (iv) no ISO may be granted under the Plan to an employee of a Subsidiary unless such Subsidiary shall meet the definition of "Subsidiary Corporation" found in Section 424(f) of the Code; provided, however, that if and to the extent an Option purporting to be an ISO is granted to an employee of a Subsidiary which does not meet the aforementioned definition of "Subsidiary Corporation," such Option shall not be invalidated but shall be deemed, for all purposes, to the fullest extent permitted by law, a NSO.

5.      GRANT OF OPTIONS.

        a.       GENERAL.

        Options may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 12). Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine:

                 (i) the persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Optionees");

                 (ii)     the time or times at which Options shall be granted;

                 (iii)    the number of shares subject to each Option;

                 (iv) the Option Price of the shares subject to each Option, which price shall be not less than the minimum specified in
        Section 4.b.(i) or 6.a. (as applicable); and

                 (v) the time or times when each Option shall become exercisable and the duration of the exercise period.

        b.       OPTION AGREEMENTS.

        Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement"), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Option Agreement shall be executed by the Company and the Optionee.

        c.       NO EVIDENCE OF EMPLOYMENT.

        Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

        d.       DATE OF GRANT.

        The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant; provided, however, that in the case of an ISO, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.

6.      OPTION PRICE.

        a.       GENERAL.

        Subject to Section 9, the price (the "Option Price") at which each share of Common Stock subject to an Option granted under the Plan may be purchased shall be determined by the Committee at the time the Option is granted; provided, however, that in the case of an ISO (subject to Section 4.b.(i)) or an NSO, such Option price shall in no event be less than 100% of the Fair Market Value on the date of grant (as determined in accordance with Section 6.b.) of such share of Common Stock.

        b.       DETERMINATION OF FAIR MARKET VALUE.

        Subject to the requirements of Section 422 of the Code, for purposes of the Plan, the "Fair Market Value" of shares of Common Stock shall be equal to:

                 (i) if such shares are publicly trade, (x) the closing price, if applicable, or the average of the last bid and asked prices on the date of grant or, if lower, the average of the daily closing prices (or the mean between the last bid and asked prices for days on which no sales took place) of the 30 business days immediately preceding the date of grant, in the over-the-counter market as reported by NASDAQ, or (y) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices on the date of grant or, if lower, the average of the daily closing prices (or the mean between the last bid and asked prices for days on which no sales took place) of the 30 business days immediately preceding the date of grant, on the principal national securities exchange on which it is so traded; or

                 (ii) if there is no public trading market for such shares, the fair value of such shares on the date of grant as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

        Anything contained in the Plan to the contrary notwithstanding, all determinations pursuant to Section 6.b.(ii) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

        c.       REPRICING OF NSOS.

        Subsequent to the date of grant of any NSO, the Committee may, at its discretion and with the consent of the Optionee, establish a new Option Price for such NSO so as to increase or decrease the Option price of such NSO.

7.      EXERCISABILITY OF OPTIONS.

        a.       COMMITTEE DETERMINATION.

        Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, no Option granted under the Plan shall be exercisable during the 180-day period immediately following the effective date of the registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the initial public offering of the Common Stock. Subject to the proviso of the immediately preceding sentence, if an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of such Option, accelerate the exercise date or dates of such Option.

        b.       AUTOMATIC TERMINATION OF OPTION.

        The unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                 (i) the seventh anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 4.b.(i), the fifth anniversary of the date on which such ISO is granted;

                 (ii) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement;

                 (iii) the effective date of a Corporate Transaction (as defined in Section 9.b.) to which Section 9.b.(ii) (relating to assumptions and substitutions of Options) does not apply; provided, however, that an Optionee's right to exercise any Option outstanding prior to such effective date shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such Corporate Transaction and ending on either the actual effective date of such Corporate Transaction or upon receipt of notice from the Company that such Corporate Transaction will not in fact occur; and

                 (iv) except to the extent permitted by Section 9.b.(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

        Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its Subsidiaries), so long as such Optionee continues to be an officer or employee of the Company or one of its Subsidiaries.

        c.       LIMITATIONS ON EXERCISE.

        Anything contained in the Plan to the contrary notwithstanding, an ISO granted under the Plan to an Optionee shall not be exercisable to the extent that the aggregate Fair Market Value on the date of grant of such ISO (as determined in accordance with Section 6.b.) of all stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000.

8.      PROCEDURE FOR EXERCISE.

        a.       PAYMENT.

        At the time an Option is granted under the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

                 (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option price of the shares with respect to which the Option is being exercised;

                 (ii) stock certificates (in negotiable form) representing shares of Common Stock having a Fair Market Value on the date of exercise (as determined in accordance with Section 6.b. as if the date of exercise were the date of grant) equal to the aggregate Option Price of the shares with respect to which the Option is being exercised; or

                 (iii) a combination of the methods set forth in clauses (i) and (ii).

        b.       NOTICE.

        An Optionee (or other person, as provided in Section 10.b.) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall:

                 (i) state that the Optionee elects to exercise the Option;

                 (ii) state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

                 (iii) state the method of payment for the Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

                 (iv) state the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

                 (v) include any representations of the Optionee required pursuant to Section 10.a.;

                 (vi) if the Option is exercised pursuant to Section 10.b. by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option; and

                 (vii) include such further provisions consistent with the Plan as the Committee may from time to time require.

        The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee.

        Within 30 days of the exercise of the Option, the Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code.

        c.       ISSUANCE OF CERTIFICATES.

        The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10.b.) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10.b. shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of issuance of a stock certificate pursuant to this
Section 8.c.

9.      ADJUSTMENTS.

        a.       CHANGES IN CAPITAL STRUCTURE.

        Subject to Section 9.b., if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of stock with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the Option price of, each Option or portion thereof outstanding at the time of such change shall likewise be made. Anything contained in the Plan to the contrary notwithstanding, in the case of ISOs, no adjustment under this Section 9.a. shall be appropriate if such adjustment (i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 424 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered the adoption of a new plan requiring stockholder approval.

        b.       CORPORATE TRANSACTIONS.

        The following rules shall apply in connection with the dissolution or liquidation of the Company, a reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the assets of the Company to another person or entity (a "Corporate Transaction"):

                 (i) each holder of an Option outstanding at such time shall be given (A) written notice of such Corporate Transaction at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20-day period; provided, however, that upon the effective date of a Corporate Transaction, all Options granted under the Plan not so exercised shall automatically terminate; and

                 (ii) anything contained in the Plan to the contrary notwithstanding, Section 9.b.(i) shall not be applicable if provision shall be made in connection with such Corporate Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such options; provided, however, that in the case of ISOs, the Committee shall, to the extent not inconsistent with the best interests of the Company or its Subsidiaries (such best interests to be determined in good faith by the Committee in its sole discretion), use its best efforts to ensure that any such assumption or substitution will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h) of the Code and the regulations promulgated by the Treasury Department thereunder.

        c.       SPECIAL RULES.

        The following rules shall apply in connection with Section 9.a. and b. above:

                 (i) no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 9.a. or b. shall be eliminated without consideration from the respective Options;

                 (ii) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

                 (iii) any adjustments referred to in Section 9.a. or b. shall be made by the Committee in its sole discretion and shall be conclusive and binding on all persons holding Options granted under the Plan.

10.     RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

        a.       COMPLIANCE WITH SECURITIES LAWS.

        No Options shall be granted under the Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

        The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

        b.       NONASSIGNABILITY OF OPTION RIGHTS.

        No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in the Option Agreement, by his or her executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

11.     EFFECTIVE DATE OF PLAN.

        This Plan shall become effective on the date (the "Effective Date") of the consummation of the initial public offering of the Common Stock; provided, however, that no Option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of its Certificate of Incorporation and Bylaws, which approval shall be obtained within 12 months before or after the adoption of the Plan by the Board.

12.     EXPIRATION AND TERMINATION OF THE PLAN.

        Except with respect to Options then outstanding, the Plan shall expire on the date (the "Expiration Date") which is the first to occur of (i) the tenth anniversary of the Effective Date, (ii) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company and (iii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate. Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

13.     AMENDMENT OF PLAN.

        The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock and preferred stock of the Company, if any, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under Section 16(b) of the 1934 Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

14.     CAPTIONS.

        The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.     DISQUALIFYING DISPOSITIONS.

        If Optioned Shares acquired by exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the transfer of the Optioned Shares to the Optionee (a "Disqualifying Disposition"), the holder of the Optioned Shares shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

16.     WITHHOLDING TAXES.

        Whenever under the Plan shares of Common Stock are to be delivered to an Optionee upon exercise of an NSO, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable Federal, state and local withholding taxes and employment taxes.

17.     OTHER PROVISIONS.

        Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions which are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith.

18.     NUMBER AND GENDER.

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

19.     GOVERNING LAW.

        The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware.

                                [LOGO] HEARTLAND
                         WIRELESS COMMUNICATIONS, INC.


VIA EDGAR TRANSMISSION AND FEDERAL EXPRESS

April 5, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

       RE: HEARTLAND WIRELESS COMMUNICATIONS, INC. (CIK: 000950134) -
  PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 1996

Ladies and Gentlemen:

Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are transmitting herewith through the EDGAR system, the following materials for filing with the Commission in connection with the solicitation by the Board of Directors of Heartland Wireless Communications, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 2, 1996:

         (1)     Notice of Annual Meeting of Stockholders to be held on May 2,
                 1996;

         (2)     Proxy Statement for Annual Meeting of Stockholders; and

         (3)     Form of Proxy to be sent to stockholders.

The applicable filing fee of $125.00 has been deposited with the Commission c/o Mellon Bank in Filing Fee Account Number 0000950134.

Additionally, please be advised that we will be sending to the Commission, solely for your information, seven (7) copies of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995 not later than April 10, 1996, by Federal Express and accompanied by the hard copy of this letter. The Annual Report is not deemed to be "soliciting material" or to be "filed" with the Commission or subject to regulation otherwise than provided by Rule 14a- 3.

Please be advised that copies of the Annual report to Stockholders and definitive copies of proxy materials will be mailed to security holders on or about April 10, 1996. You are hereby advised that the Financial Statements in the Company's Annual Report on Form 10-K, forming a part of the Annual Report to Stockholders, reflect a change in accounting principles from the preceding year concerning the Company's accounting for the direct costs and installation fees related to subscriber installations. The effect of this change in accounting principles on periods prior to January 1, 1995 was not material.

                   HEARTLAND WIRELESS COMMUNICATIONS, INC.
                          903 N. Bowser, Suite 140
                          Richardson, Texas  75081

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. R. Holland, Jr., David E. Webb and John R. Bailey, and each or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock, par value $.001 per share, of Heartland Wireless Communications, Inc. (the "Company") held of record by the undersigned at the close of business on April 1, 1996, at the Annual Meeting of Stockholders to be held on May 2, 1996, or any adjournment(s) thereof.

IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND
4. IF YOU PREFER TO GIVE DIRECTIONS SEPARATELY ON INDIVIDUAL ISSUES YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1994 EMPLOYEE STOCK OPTION PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES SUBJECT TO ISSUANCE THEREUNDER UNDER PROPOSAL 2, "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY UNDER PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.


           IMPORTANT:  TO BE SIGNED AND DATED ON THE REVERSE SIDE



                   HEARTLAND WIRELESS COMMUNICATIONS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]

                                       FOR each of the            WITHHOLD
                                    nominees listed below        AUTHORITY
                                     (except as marked to   to vote for each of
                                     the contrary below)   nominees listed below
1. Proposal to elect as directors of        [ ]                     [ ]
   the Company the following persons,
   to hold office until the next
   annual meeting of stockholders of
   the Company or until their
   respective successors have been
   duly elected and qualified.

   J. R. Holland, Jr.
   L. Allen Wheeler
   David E. Webb
   Alvin H. Lane, Jr.
   Dennis M. O'Rourke
   John A. Sprague
   Wes W. Watkins



INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

__________________________________________________

                                                      FOR    AGAINST    ABSTAIN
2. Proposal to approve the amendments to the          [ ]      [ ]        [ ]
   Company's 1994 employee stock option plan to, among other things, increase the number of shares of common stock subject to issuance under the employee stock option plan from 950,000 shares to 1,950,000 shares.

3. Proposal to ratify the appointment of KPMG Peat    [ ]      [ ]        [ ]
   Marwick LLP as independent public accountants of the Company for the fiscal year ending December
   31, 1996.

4. In their discretion, the proxies are authorized    [ ]      [ ]        [ ]
   to vote upon such other business as may properly come before the meeting.

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


DATED:____________________________________________________________________, 1996

________________________________________________________________________________
Signature

________________________________________________________________________________
Signature If Held Jointly

                   HEARTLAND WIRELESS COMMUNICATIONS, INC.
                          903 N. Bowser, Suite 140
                          Richardson, Texas  75081

           REQUEST FOR INSTRUCTIONS TO STOCKHOLDER REPRESENTATIVE

This Request for Instruction is solicited by Heartland Wireless Communications, Inc. (the "Company") and requests that you provide voting instructions to Daniel A. Cartwright, in his capacity as the "Stockholder Representative" for the former stockholders of American Wireless Systems, Inc. ("AWS"), with regard to certain shares ("Escrow Shares") of Common Stock, $.001 par value per share, of the Company held in the escrow created by the Escrow Agreement dated February 23, 1996 among the Company, the Stockholder Representative and Harris Trust Company of New York, as Escrow Agent. Pursuant to the terms of the Escrow Agreement, the Stockholder Representative has agreed to vote the Escrow Shares that the undersigned would be entitled to receive if such Escrow Shares were distributed as of April 1, 1996 in accordance with the instructions set forth herein. The undersigned hereby instructs the Stockholder Representative to vote such Escrow Shares in accordance with the instructions contained herein at the Annual Meeting of Stockholders to be held on May 2, 1996, or any adjournment(s) thereof.

IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND
4. IF YOU PREFER TO GIVE DIRECTIONS SEPARATELY ON INDIVIDUAL ISSUES YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

The Escrow Shares subject hereto will be voted by the Stockholder Representative in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THE ESCROW SHARES SUBJECT HERETO WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1994 EMPLOYEE STOCK OPTION PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES SUBJECT TO ISSUANCE THEREUNDER UNDER PROPOSAL 2, "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY UNDER PROPOSAL 3, AND IN THE DISCRETION OF THE STOCKHOLDER REPRESENTATIVE WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

           IMPORTANT:  TO BE SIGNED AND DATED ON THE REVERSE SIDE



                   HEARTLAND WIRELESS COMMUNICATIONS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]

                                       FOR each of the            WITHHOLD
                                    nominees listed below        AUTHORITY
                                     (except as marked to   to vote for each of
                                     the contrary below)   nominees listed below
1. Proposal to elect as directors of        [ ]                     [ ]
   the Company the following persons,
   to hold office until the next
   annual meeting of stockholders of
   the Company or until their
   respective successors have been
   duly elected and qualified.

   J. R. Holland, Jr.
   L. Allen Wheeler
   David E. Webb
   Alvin H. Lane, Jr.
   Dennis M. O'Rourke
   John A. Sprague
   Wes W. Watkins



INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

__________________________________________________

                                                      FOR    AGAINST    ABSTAIN
2. Proposal to approve the amendments to the          [ ]      [ ]        [ ]
   Company's 1994 employee stock option plan to, among other things, increase the number of shares of common stock subject to issuance under the employee stock option plan from 950,000 shares to 1,950,000 shares.

3. Proposal to ratify the appointment of KPMG Peat    [ ]      [ ]        [ ]
   Marwick LLP as independent public accountants of the Company for the fiscal year ending December
   31, 1996.

4. In his discretion, the Stockholder Representative  [ ]      [ ]        [ ]
   is instructed to vote upon such other business as may properly come before the meeting.

Please execute this Request for Instruction as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS REQUEST FOR INSTRUCTION PROMPTLY USING THE ENCLOSED ENVELOPE.


DATED:____________________________________________________________________, 1996

________________________________________________________________________________
Signature

________________________________________________________________________________
Signature If Held Jointly